UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2004

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, Massachusetts		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On September 8, 2004, Sepracor Inc. (the “Company”) agreed to issue 837,937 shares of Sepracor Common Stock, $.10 par value per share (the “Common Stock”), to a holder (the “Holder”) of the Company’s 0% Series B Convertible Senior Subordinated Notes due 2010 (the “Series B Notes).  The Holder agreed, in a negotiated transaction, to convert $25,000,000 in aggregate principal amount of the Series B Notes in exchange for (i) the 837,937 shares of Common Stock and (ii) as an incentive to convert such Series B Notes, $3,312,500 in cash.

The Company made the sale described above in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.  The Company did not, and the Holder has represented to the Company that it did not, directly or indirectly pay any commission or other remuneration to any person for soliciting the above described conversion of Series B Notes into shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEPRACOR INC.

Date: September 10, 2004	By:	/s/ Robert F. Scumaci

Robert F. Scumaci
Executive Vice President, Finance and
Administration